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                                                                  EXHIBIT 10.23

                               GM HOLDINGS, INC.

               1994 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

  1.PURPOSE. The purpose of this GM Holdings, Inc. 1994 Non-Employee Directors Stock Incentive Plan (the "Plan") is to encourage ownership in the Company by non-employee members of the Board of Directors, to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

  2.DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

    (a)"Board" means the Board of Directors of the Company.

    (b)"Change of Control" or "Public Offering" means the Company's offering Company Stock to the general public through a registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) not less than 25% of the then outstanding shares of Company Stock on a fully diluted basis (an "IPO"). "Change of Control" also means a transaction or series of transactions whereby 50% or more, in the aggregate, of the voting power of the Company is transferred to one or more third parties.

    (c)"Code" means the Internal Revenue Code of 1986, as amended.

    (d)"Committee" means the committee appointed by the Board as described under Section 13.

    (e)"Company" means GM Holdings, Inc., a Delaware corporation.

    (f)"Company Stock" means voting Common Stock, $.01 par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section
  12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

    (g)"Date of Grant" means the date as of which a director is granted an Incentive Award pursuant to Section 6.

    (h)"Disabled" means the Participant's inability to perform the services as a director, as determined by the Committee, and such determination shall be conclusive.

    (i)"Eligible Director" means a director described in Section 5 who is eligible to receive an Incentive Award under the Plan.

    (j)"Fair Market Value" means, if the Company Stock is not publicly traded, the fair market value of a share of Company Stock as determined in good faith by the Committee. At any time after there is a Public Offering of Company Stock pursuant to an effective registration statement under the Act, the Fair Market Value of a share of Company Stock shall be the average, for any ten consecutive trading days within 30 days prior to the applicable determination date, of the daily average of the high and low trading prices or the bid and asked prices or, if high and low trading prices or bid and asked prices are not available, the last sales prices, as the case may be, for a share of Company Stock on the principal securities exchange on which the Company Stock is then listed or, if the Company Stock is not so listed, on the National Association of Securities Dealers Automated Quotation System or, if not so quoted, on the principal other market on which the Company Stock is then traded.

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    (k)"Incentive Award" means the award of an Option under the Plan.

    (l)"Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

    (m)"Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

    (n)"Participant" means any person who receives an Incentive Award under the Plan.

    (o)"Reload Feature" means a feature of an Option described in a Participant's stock option agreement that authorizes the automatic grant of a Reload Option in accordance with the provisions of Section 7(c).

    (p)"Reload Option" means an Option automatically granted to a Participant equal to the number of shares of already owned Company Stock delivered by the Participant in payment of the exercise price of an Option having a Reload Feature.

    (q)"Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

  3.GENERAL. All Options granted as Incentive Awards under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Code section 422.

  4.STOCK. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 50,000 shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or terminate unexercised may again be subject to a new Option under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Incentive Award.

  5.ELIGIBILITY. Each director of the Company who is not otherwise an employee of the Company or any Subsidiary and was not an employee of the Company or Subsidiary for a period of at least one year before the date of the grant of an Option under the Plan shall be eligible to participate in the Plan.

  6.AWARD, TERMS, CONDITIONS AND FORM OF OPTIONS. Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

    (a)Award of Option. The Committee shall have the power and complete discretion to select Eligible Directors to receive Options and to determine the number of shares to be allocated to such Eligible Directors as part of each Option.

    (b)Option Exercise Price. The Option exercise price shall be the Fair Market Value of the shares of Company Stock subject to such Option on the Date of Grant.

    (c)Exercise of Options. The Option shall be exercisable as of the Date of Grant; provided, however, that no Option may be exercised:

      (i)more than 36 months after the date the Participant ceases to be a director of the Company; and

      (ii) unless sooner terminated in accordance with the terms of the Plan or the Option, after the expiration of ten years from the Date of Grant.

    (d)Exercise upon Change of Control. The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.


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  7.METHOD OF EXERCISE OF OPTIONS.

    (a)Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of the Option so permit, the Participant may (i) deliver, or cause to be withheld from the Option Shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

    (b)The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment and has had issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

    (c)If a Participant exercises an Option that has a Reload Feature by delivering already owned shares of Company Stock in payment of the exercise price, the Participant shall automatically be granted a Reload Option. At the time the Option with a Reload Feature is awarded, the Committee may impose such restrictions on the Reload Option as it deems appropriate, but in any event the Reload Option shall be subject to the following restrictions:

      (i)The exercise price of shares of Company Stock covered by a Reload Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant of the Reload Option;

      (ii)If so provided in the option agreement, a Reload Option shall not be exercisable within the first six months after it is granted; provided that, subject to the terms of the option agreement, this restriction shall not apply if the Participant becomes Disabled or dies during the six-month period;

      (iii) The Reload Option shall be subject to the same restrictions on exercisability imposed on the underlying Option (possessing the Reload Feature) delivered unless the Committee specifies different limitations;

      (iv)The Reload Option shall not be exercisable until the expiration of any retention holding period imposed on the disposition of any shares of Company Stock covered by the underlying Option (possessing the Reload Feature) delivered;

      (v)The Reload Option shall not have a Reload Feature.

  The Committee may, in its discretion, cause the Company to place on any certificate representing Company Stock issued to a Participant upon the exercise of an underlying Option (possessing a Reload Feature as evidenced by the stock option agreement for such Option) delivered pursuant to this subsection (c), a legend restricting the sale or other disposition of such Company Stock.

  8.NONTRANSFERABILITY OF OPTIONS. Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution or, pursuant to a qualified domestic relations order, as defined in Code section 414(p) ("QDRO"), and shall be exercisable, during the Participant's lifetime, only by the Participant or, an alternative payee under a QDRO, or by his guardian, duly authorized attorney-in-fact or other legal representative.

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  9.EFFECTIVE DATE OF THE PLAN. The Plan shall be effective on March 1, 1994.
Until the requirements of any applicable state securities laws have been met, no Option shall be exercisable.

  10.TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 28, 2004. No Options shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him.

  11.LIMITATION OF RIGHTS.

    (a)No Right to Continue as a Director. Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

    (b)No Shareholders Rights Under Options. A Participant shall have no rights as a shareholder with respect to shares of Company Stock covered by his Options until the date of exercise of the Option, and, except as provided in Section 12, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

  12.CHANGE IN CAPITAL STOCK STRUCTURE.

    (a)In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

    (b)If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

    (c)Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

  13.ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee appointed by the Board consisting of not less than two members of the Board. The Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan, subject to the following provisions:

    (a)The Committee shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, and to determine all questions arising under the Plan. The Committee shall have the power to amend the terms of previously granted

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  Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him.

    (b)The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

    (c)A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

    (d)The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

    (e)No member of the Committee shall be liable for anything done or omitted to be done by him or any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

  14.NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company--at its principal business address to the attention of the President; (b) if to any Participant--at the last address of the Participant known to the sender at the time the notice or other communication is sent.

  15.INTERPRETATION. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

  IN WITNESS WHEREOF, the Company has caused this Plan to be executed this day of March, 1994.

                                          GM HOLDINGS, INC.

                                          By
                                            -----------------------------------

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

                              FIRST AMENDMENT TO

                             THE GM HOLDINGS, INC.

               1994 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

  AMENDMENT, dated as of January 23, 1995, to the GM Holdings, Inc. 1994 Stock Incentive Plan, by GM Holdings, Inc. (the "Company").

  The Company maintains the GM Holdings, Inc. 1994 Non-Employee Directors Stock Incentive Plan (the "Plan"). Pursuant to an Agreement and Plan of Merger, dated and effective January 23, 1995 (the "Agreement"), the Company became a direct wholly-owned subsidiary of New GMH, Inc. ("New GMH"). The Company wishes to amend the Plan to (1) transfer Plan sponsorship and the responsibility for maintaining and administering the Plan to New GMH, effective as of January 23, 1995, (2) change the name of the Plan to the New GMH, Inc. 1994 Non-Employee Directors Stock Incentive Plan, (3) evidence the conversion of all options outstanding under the Plan into identical options to purchase shares of New GMH common stock, and (4) make any other changes required by the Agreement.

  NOW, THEREFORE, the Plan is amended as follows:

  I. The first page of the Plan is amended by adding the following paragraphs at the top of the page:

    Effective January 23, 1995, the name of the Plan, in every place it appears, is changed to the New GMH, Inc. 1994 Non-Employee Directors Stock Incentive Plan, and all references in the Plan to the "Company" shall mean New GMH, Inc., a Delaware corporation.

    New GMH, Inc. hereby assumes all of the Company's rights and obligations as Plan sponsor with respect to the Plan and all outstanding Options granted under the Plan, effective as of January 23, 1995. After January 23, 1995, GM Holdings, Inc. shall no longer maintain the Plan or be Plan sponsor.

  II. The first page of each Nonstatutory Stock Option Agreement relating to Options outstanding under the Plan is amended by adding the following paragraph at the top of the page:

  Effective January 23, 1995, the name of the Plan, in every place it appears, is changed to the New GMH, Inc. 1994 Non-Employee Directors Stock Incentive Plan, and all references in the Agreement to the "Company" shall mean New GMH, Inc., a Delaware corporation.

  III. In all respects not amended, the Plan is hereby ratified and confirmed.

                                   * * * * *

  WITNESS the following signature this    day of      , 1995.

                                          GM HOLDINGS, INC.

                                          BY:
                                             --------------------

                                          NEW GMH, INC.

                                          BY:


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

                1994 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT

                                    BETWEEN

                               GM HOLDINGS, INC.

                                      AND

                               [PARTICIPANT]

                                                                             NSO

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

                               GM HOLDINGS, INC.
               1994 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
                      NONSTATUTORY STOCK OPTION AGREEMENT

  THIS AGREEMENT, dated the 18th of March, 1994, between GM HOLDINGS, INC., a
Delaware corporation (the "Company"), and           ("Participant"), is made
pursuant and subject to the provisions of the Company's 1994 Non-Employee Directors Stock Incentive Plan (the "Plan"), and all terms used herein that are defined in the Plan shall have the same meaning given them in the Plan:

                             W I T N E S S E T H :

  1. Grant of Option. Pursuant to the provisions of the Plan, the Company has granted to the Participant on the 18th day of March, 1994 (the "Date of Grant"), subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company (the "Option") all or any part of an aggregate of 10,000 shares of Company Common Stock at the purchase price of $10.00 per share (the "Option Price"), being not less than 100% of the Fair Market Value per share of the Common Stock on the Date of Grant, such Option to be exercisable as hereinafter provided. The Option evidenced hereby is intended to be a nonstatutory stock option that does not receive special tax treatment under Code section 422.

  2. Terms and Conditions. The Option evidenced hereby is subject to the following terms and conditions:

    (a) Expiration Date. This Option shall expire ten years from the Date of Grant.

    (b) Nontransferability. This Option shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by the Participant, except as provided in Section 3 below.

    (c) Exercise of Option. Subject to the provisions of Section 3 below, this Option shall be fully exercisable on the Date of Grant and may be exercised while the Participant is a director or within thirty-six months after the date the Participant ceases to be a director.

    (d) Method of Exercising and Payment for Shares. This Option may only be exercised by written notice delivered to the Treasurer at the Company's principal office. The exercise date will be (i) in the case of notice by mail, the date of postmark or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option Price in full by cash (which shall include payment by check, bank draft or money order payable to the order of the Company). Instead of paying cash, a Participant may substitute for all or any portion of the cash payment, shares of the Company's Common Stock owned by him duly endorsed for transfer having a Fair Market Value on the date of exercise at least equal to the payment or portion thereof, or the Participant may exercise by means of a so-called "cashless exercise" pursuant to which Common Stock may be issued directly to the Participant's designated broker/dealer upon receipt by the Company of the Option Price in cash from such broker/dealer.

  3. Termination of Option.

    (a) Generally. The right of the Participant and his successors in interest to exercise this Option shall terminate thirty-six months after the date the Participant ceases to be a director of the Company, except as provided in subsection 3(b) below.

    (b) Exercise following Death. In the event the Participant dies while he is a director of the Company, or within thirty-six months following the date he ceases to be a director, and before the exercise in full or expiration of this Option, the Participant's estate (or the person or persons to whom the rights under this Option shall have passed by will or the laws of descent and distribution) may exercise this Option at any time within one year next following Participant's death for the entire number of shares remaining subject to this Option.

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

    (c) Notwithstanding subsections 3(a) and (b) above, in no event may this Option be exercised after the Expiration Date.

  4. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

  5. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof. Terms defined in the Plan are used herein as so defined.

  6. Participant Bound by Plan. In consideration of the grant of this Option, the Participant agrees that he will comply with such conditions as the Board and the Committee may impose on the exercise of the Option.

  7. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.

  8. Change in Capital Stock Structure. In the event of changes in the capital stock structure of the Company, appropriate adjustments in the number of shares for which the Option shall be exercisable, or the exercise price, or both, shall be made as provided in Section 12 of the Plan.

  9. Tax Obligations Upon Exercise. The difference between the "Fair Market Value" of Company Stock purchased when the Option is exercised and the Option Price is compensation taxable to the Participant as ordinary income and subject to applicable federal and state income taxes.

  10. Successors and Assigns. This Agreement shall be binding on the Company and shall be enforceable against its successors and assigns.

  11. Notice Provisions. Any notice or election required or permitted under this Option shall be delivered in writing to the President at the Company's principal offices in Richmond, Virginia.

  IN WITNESS WHEREOF, GM HOLDINGS, INC. has caused this Agreement to be signed by the President and the Participant has affixed his signature hereto.

                                          GM HOLDINGS, INC.

                                          By
                                             --------------------------
                                             President

                                             --------------------------
                                             PARTICIPANT


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